UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2010

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2010, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”), for which the Company is the general partner, entered into an underwriting agreement with Raymond James & Associates, Inc. and Deutsche Bank Securities Inc. (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 5,350,000 common shares of beneficial interest, par value $0.01 per share, at a per share purchase price to the public of $18.50. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 802,500 additional common shares to cover overallotments. The underwriters have given the Company notice of the exercise of the overallotment option and the Company received net proceeds from this offering of approximately $109.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company of approximately $4.7 million.

The offering closed on March 5, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of March 2, 2010 among Raymond James & Associates, Inc. and Deutsche Bank Securities Inc., as the underwriters, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: March 5, 2010	BY:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of March 2, 2010 among Raymond James & Associates, Inc. and Deutsche Bank Securities Inc., as the underwriters, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)